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                                                                   EXHIBIT 10.27

                            TENNECO AUTOMOTIVE INC.
                         2002 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                                    GENERAL

     1.1. Purpose. The Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "Plan") has been established by Tenneco Automotive Inc. (the "Company") to:
(i) promote the long-term success of the Company and its Subsidiaries (as defined herein); (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as defined herein) shall determine and designate, from time to time, from among the Eligible Individuals (as defined herein), including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement (as defined herein), those persons who will be granted one or more Awards (as defined herein) under the Plan, and thereby become "Participants" in the Plan.

     1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 5 (relating to operation and administration).

                                   ARTICLE 2

                             CERTAIN DEFINED TERMS

     As used in this Plan, the following terms shall have the meanings set forth or referenced below. In addition, other terms may be defined in the other Articles and Sections of this Plan, and, unless the context otherwise requires, shall have the specified meanings throughout the Plan:

          (a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards.

          (b) Board. The term "Board" means the Board of Directors of the Company.

          (c) Change in Control. The term "Change in Control" shall mean any of the following events (but no event other than one of the following events):

             (i) any person, alone or together with any of its affiliates or associates, becoming the beneficial owner, directly or indirectly, of securities of the Company representing (A) fifteen percent (15%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs, or (B) forty percent (40%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this subparagraph (i) solely because the requisite percentage of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefits plans maintained by the Tenneco Companies; or

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             (ii) members of the Incumbent Board ceasing to constitute a majority of the Board; or

             (iii) the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation, share exchange or combination, constituting a majority of the board of directors of (A) the surviving or successor corporation of such transaction, or (B) if the surviving or successor corporation of such transaction is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

             (iv) the consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any such sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the corporation which holds such assets after such disposition; provided, however, that the Board may determine conclusively that any transaction does not constitute a sale, exchange or other disposition of substantially all of the Company's assets; or

             (v) if any person, alone or together with any of its affiliates or associates, elects or has elected during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board, and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such person; or

             (vi) the Company's stockholders approving a plan of complete liquidation or dissolution of the Company.

          (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e) Common Stock. The term "Common Stock" means the Company's common stock, par value $.01 per share.

          (f) Covered Employee. The term "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a "covered employee," as defined in Code section 162(m) and the regulations promulgated under Code section 162(m).

          (g) Effective Date. The term "Effective Date" has the meaning set forth in Section 5.1.

          (h) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary.

          (i) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Common Stock as of any date, the following rules shall apply:

             (i) If the principal market for the shares of Common Stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.

             (ii) If the shares of Common Stock are not listed on a national securities exchange and the shares of Common Stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) as reported

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        on the NASDAQ OTC Bulletin Board Service or by the National Quotation
        Bureau, Incorporated or a comparable service.

             (iii) If subparagraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.

          (j) Incumbent Board. The "Incumbent Board" shall consist of the following persons:

             (i) the members of the Board as of the Effective Date, to the extent they continue to serve as members of the Board; and

             (ii) any individual who becomes a member of the Board after the Effective Date, if his or her election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company.

          (k) Participants. The term "Participants" has the meaning set forth in
     Section 1.2.

          (l) Performance Measure. The term "Performance Measure" means any of the following: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) net income (before or after taxes); (5) net operating profit;
     (6) return measures (including, but not limited to, return on assets, capital, equity or sales); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) cash flow return on investments, which equals net cash flows divided by owner's equity; (9) earnings before or after taxes, interest, depreciation and/or amortization;
     (10) internal rate of return or increase in net present value; (11) dividend payments to parent; (12) gross margins; (13) gross margins minus expenses; (14) operating margin; (15) share price (including, but no limited to, growth measures and total stockholder return); (16) expense targets; (17) working capital targets relating to inventory and/or accounts receivable; (18) planning accuracy (as measured by comparing planned results to actual results); (19) comparisons to various stock market indices; (20) comparisons to the performance of other companies;
     (21)technological achievement; (22) customer counts; (23) customer satisfaction, quality management or customer service performance; and (24) EVA(R). For purposes of this Plan, "EVA" means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.)

          (m) Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

          (n) Tenneco Companies. The term "Tenneco Companies" means the Company and any Subsidiary of which a majority of the voting common stock or capital stock is owned directly or indirectly by the Company.

                                   ARTICLE 3

                                OPTIONS AND SARS

     3.1. Certain Definitions.

          (a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price (as defined herein) established by the Committee. Any Option granted under this Article 3 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the

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     Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with Section 5.2), value equal to (or otherwise based on) the excess of:
     (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

     3.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

     3.3. Exercise. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option or SAR shall be exercisable after the tenth anniversary of the date as of which such Award was granted.

     3.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

          (a) Subject to the following provisions of this Section 3.4, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in
     Section 3.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price shall be payable to the Company in full either:
     (i) in cash or its equivalent, (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market), (iii) by a combination of (i) and (ii), or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     3.5. Settlement of Award. Settlement of Options and SARs is subject to the provisions of Section 5.7.

                                   ARTICLE 4

                           OTHER STOCK-RELATED AWARDS

     4.1. Certain Definitions.

          (a) A "Bonus Stock" Award is a grant of shares of Common Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due to such Participant from the Company or a Subsidiary.

          (b) A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, which may be contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

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          (c) A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar amount of shares, of Common Stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

          (d) A "Restricted Stock" Award is a grant of shares of Common Stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of Common Stock, or cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     4.2. Restrictions on Awards. Each Bonus Stock Award, Stock Equivalent Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 4.2 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit or Subsidiary of the Company or any combination thereof, as the Committee may deem appropriate, or any such performance as compared to the performance of a group of comparator companies, or any published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award made under this Article 4 based on the achievement of performance goals pursuant to the Performance Measures specified herein. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,
(d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees intended to qualify as "performance-based compensation," they shall be prescribed in a form that meets the requirements of Code section 162(m) for deductibility. Awards that are designed to qualify as "performance-based compensation," and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Board or Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board and Committee shall have the discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under this Article 4 that shall not qualify as "performance-based compensation," the Committee may make such grants without satisfying the requirements of Code section 162(m).

                                   ARTICLE 5

                          OPERATION AND ADMINISTRATION

     5.1. Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of March 12, 2002 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

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     5.2. Plan and Other Limitations. The Awards that may be granted under the
Plan shall be subject to the following:

          (a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.

          (b) Subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 2,000,000 (Two Million) shares of Common Stock. In addition, subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan pursuant to Full Value Awards (as defined below) shall be equal to 500,000 (Five Hundred Thousand) shares of Common Stock. For the purposes of this Plan, "Full Value Awards" shall be Awards of Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock or Restricted Stock Units.

          (c) To the extent provided by the Committee, any Award of Stock Equivalent Units, Performance Units or Restricted Stock Units may be settled in cash rather than shares of Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Common Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan or, if applicable, pursuant to Full Value Awards.

          (d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          (e) Subject to Section 5.2(f), the following additional limitations are imposed under the Plan.

             (i) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to Article 3 (relating to Options and SARs) shall be 350,000 shares of Common Stock during any one calendar year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this clause (i).

             (ii) For Awards granted pursuant to Article 4 that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of Common Stock and, if such Awards are denominated in cash value, no more than $800,000, may be subject to such Awards granted to any one individual during any one calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded. Unless otherwise indicated by the Committee at the time of grant, all Awards granted pursuant to Article 4 for which the vesting or payment are conditioned on achievement of one or more Performance Measures shall be deemed to be intended to be "performance-based compensation" for the purposes of Code section 162(m).

          (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards.
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     Action by the Committee with respect to the Plan or Awards under this
     Section 5.2(f) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     5.3. General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

     5.4. Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this paragraph (c) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income).

     5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

     5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any obligations to make payments or distributions under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or

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require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.13. Limitation of Implied Rights.

          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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                                   ARTICLE 6

                               CHANGE IN CONTROL

     Subject to the provisions of Section 5.2(f) (relating to certain adjustments), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in the Award Agreement:

          (a) any and all Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the lesser of 36 months following such Change in Control or the remaining maximum term of such Award (regardless of whether the applicable Participant's employment or directorship is terminated upon or after such Change in Control);

          (b) any period of restriction and restrictions imposed on Restricted Stock or Restricted Stock Units granted hereunder shall lapse and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control; and

          (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards granted hereunder shall be deemed to have been fully earned as of the effective date of the Change in Control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control.

                                   ARTICLE 7

                                   COMMITTEE

     7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Article 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. From and after the Effective Date, unless removed by the Board or unless said committee no longer exists, the Company's Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     7.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards and (subject to the restrictions imposed by Article 8) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and

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

     provisions of any Award Agreement made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

     7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual's employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this Article 8. Notwithstanding anything herein to the contrary, (i) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law, regulation or stock exchange rule.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1. Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

     9.2. Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

Date: As of March 12, 2002

TENNECO AUTOMOTIVE INC.

By: /s/ TIMOTHY R. DONOVAN
    ----------------------------------------------------
    Timothy R. Donovan
    Executive Vice President, General Counsel
    and Managing Director -- International

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